Exhibit 99.1

PRESS RELEASE

P10 Announces $250MM Debt Refinancing

Dallas, Texas – December 23, 2021 – P10, Inc. (NYSE: PX), a leading private markets solutions provider, today announced that it and certain of its subsidiaries, as guarantors, have entered into a $250 million credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. and Texas Capital Bank.

The new credit facility provides for a term loan in the amount of $125 million and a revolving commitment in the amount of $125 million. The company will use the loan proceeds to pay off the outstanding borrowings under its existing credit facility, pay off seller’s notes related to the RCP acquisition, and pay transaction-related expenses, as well as for working capital and other general corporate purposes.

“The new credit facility led by JPMorgan Chase Bank, N.A. and Texas Capital Bank reflects P10’s strong operating model driven by long-term, locked-up capital,” stated Robert Alpert and Clark Webb, Co-CEOs at P10. “Our cost of capital will improve, and interest expense will decline meaningfully. We are thrilled to establish a banking relationship with 14 premier financial institutions, including a Minority Depository Institution and a Community Development Financial Institution.”

Terms of the new credit facility call for a variable interest rate of approximately two and a quarter percent (2.25%) which offers significant savings over the seven percent (7%) interest rate with the previous credit agreement. The credit agreement contains customary financial covenants as well as affirmative and negative covenants customary for transactions of this type.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of September 30, 2021, P10 has a global investor base of over 2,400 investors across 46 states, 29 countries and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions and financial institutions. Visit www.p10alts.com.

Forward Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our prospectus dated October 20, 2021, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2021, and in our quarterly report on Form 10-Q to be filed with the SEC, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Press and Investor Contact:

info@p10alts.com